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                                                                      EXHIBIT 99


                          LA-MAN CORPORATION   PROXY
                  5029 Edgewater Drive Orlando, Florida 32810

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Philip H. Hoard and Gary D. Bell, and each of them, as proxies each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of La-Man Corporation held of record by the undersigned on September 15 ,1998 at the Annual Shareholders Meeting to be held on October 29, 1998 at 10:00a.m., or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS
The following proposals are being submitted to the Shareholders:

A) Election of eleven Directors of the Company:

1. Gary D. Bell               4. Thomas N. Grant     7. Terry J. Long      10. Robert M. Smither, Jr.
2. J. William Brandner        5. Philip H. Hoard     8. Lou A. Papais      11. J. Melvin Stewart
3. Edwin M. Freakley          6. Lester Jacobs       9. William A. Retz

B) Restated Articles of Incorporation: Change of name to Display Technologies, Inc. and Authorization of Preferred Stock

C) Ratification of appointment of BDO Seidman LLP as independent auditors.

                       VOTE AND SIGN ON THE REVERSE SIDE
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

To vote your shares for all Director nominees, mark the "for" box. To withhold voting for all nominees, mark the "withhold" box. If you do not wish your shares voted "for" a particular nominee follow the instructions below:

VOTE ON PROPOSALS:           FOR  WITHHOLD ALL              To withhold authority to vote for any individual
1. Directors                 [_]      [_]                   nominee write number(s) of nominee from
2. Restated Articles of                                     reverse side.
   Incorporation             For    Against     Abstain
                             [_]      [_]         [_]
3. Ratification of
   appointment of BDO        For    Against     Abstain     Please date this proxy and sign exactly as
   Seidman LLP as            [_]      [_]         [_]       your name(s) appear hereon:
   independent auditors
                                                            X
                                                            -------------------------------------------
                                                            DATE:                            , 1998
     |                                    |                 -------------------------------------------
     |                                    |                 PLEASE RETURN THIS PROXY AS PROMPTLY
     |          Mailing Label             |                 AS POSSIBLE IN THE POSTPAID ENVELOPE
     |____________________________________|                 PROVIDED.
